United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2012

OXiGENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 635-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Conditions and Item 8.01 – Other Events.

As of September 30, 2012, OXiGENE, Inc. expects to report cash, cash equivalents and restricted cash of approximately $6.3 million, compared with approximately $6.9 million at June 30, 2012.

In connection with OXiGENE’s at-the-market offering agreement with MLV & Co. LLC, OXiGENE has issued 1,824,288 shares of common stock for proceeds of approximately $1.2 million, during the three months ended September 30, 2012.

In connection with OXiGENE’s purchase agreement with Lincoln Park Capital Fund, LLC, OXiGENE has issued 369,851 shares of common stock for proceeds of approximately $0.2 million, during the three months ended September 30, 2012.

As of September 30, 2012 the Company had 19,764,156 shares outstanding, compared to 17,547,719 shares as of June 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.

Date: October 4, 2012	/s/ Dr. Peter J. Langecker
By: Dr. Peter J. Langecker Its: Chief Executive Officer